                                Exhibit 99.A3(A)

                    Underwriting Agreement between C.M. Life
                and Connecticut Mutual Financial Services, L.L.C.

                        PRINCIPAL UNDERWRITING AGREEMENT
                        --------------------------------

    AGREEMENT made as of the 1st day of August, 1995 by and between C.M. Life Insurance Company, a Connecticut corporation ("C.M. Life"), on its own behalf and on behalf of C.M. Life Variable Life Separate Account I ("Account"), and Connecticut Mutual Financial Services, LLC, a Connecticut limited liability Company ("CMFS").

    WHEREAS, the Account was established on February 2, 1995 pursuant to authority of C.M. Life's Board of Directors in order to set aside and invest assets attributable to certain variable Life policies ("Policies") issued by C.M. Life;

    WHEREAS, C.M. Life will register the Account under the Investment Company Act of 1940 and will register the Policies under the Securities Act of 1933;

    WHEREAS, CMFS is registered as a broker/dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. ("NASD");

    WHEREAS, C.M. Life and the Account desire to have Policies sold and distributed through CMFS and CMFS is willing to sell and distribute such Policies under the terms stated herein; and

    WHEREAS, CMFS may desire to appoint C.M. Life, the issuer, as its agent to receive money and perform other services.

                                   WITNESSETH:

         In consideration of the covenants hereinafter contained C.M. Life and CMFS agree as follows:

1.  Underwriter. C.M. Life hereby appoints CMFS as principal underwriter of the
    -----------
    Policies during the term of this Agreement. C.M. Life reserves the right, however, to refuse at any time or times to sell any Policies hereunder for any reason, and C.M. Life maintains ultimate responsibility for Policy underwriting.

2.  Undertakings Regarding Sales. CMFS shall use reasonable efforts to sell the
    ----------------------------
    Policies but does not agree hereby to sell any specific number of Policies and shall be free to act as underwriter of other securities. All premiums for Policies shall be held in a fiduciary capacity and remitted promptly (and in any event with 30 days) in full together with such application, forms and any other required documentation to C.M. Life. CMFS hereby appoints C.M. Life as agent of CMFS to receive premiums in CMFS's behalf. Checks or money orders in payment of premium shall be drawn to the order of "C.M. Life". CMFS agrees to offer the Policies for sale in accordance with the prospectus then in effect. CMFS is not authorized to give any information or to make any representations concerning the Policies other than those contained in the current prospectus filed with the SEC or in such sales literature as may be authorized by C.M. Life. C.M. Life shall review and approve all advertising concerning the Policies.

3.  Compliance. CMFS shall conform to the Rules of Fair Practice of the NASD,
    ----------
    and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Policies. CMFS shall take reasonable steps to ensure that its associated persons sell Policies to persons for whom the Policy is suitable. CMFS agrees to make timely filings with the SEC, the NASD, and such other regulatory authorities as may be required of any sales literature relating to the Policies and intended for distribution to prospective investors. CMFS also agrees to furnish to C.M. Life sufficient copies of any agreements or plans it intends to use in connection with any sales of Policies. CMFS further agrees to provide information or reports with respect to its services hereunder pursuant to request by any regulatory authority having jurisdiction with respect thereto, in order that such regulatory authority may ascertain whether C.M. Life's variable life insurance operations are being conducted in a manner consistent with applicable laws and regulations.

4.  Registration and Qualification of Policies. C.M. Life agrees to execute such
    ------------------------------------------
    papers and to do such acts and things as shall from time-to-time be reasonable requested by CMFS for the purpose of qualifying and maintaining qualification of the Policies for sale under applicable state law and for maintaining the registration of the Account and interests therein under the federal Securities Act of 1933 and the federal Investment Company Act of 1940, as amended; to the end that there will be available for sale from time-to-time such amount of the Policies as CMFS may reasonably be expected to sell. C.M. Life shall advise CMFS promptly of (a) any action of the SEC or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Account, or rights to offer the Policies for sale, and (b) the happening of any event which makes untrue any statement or which requires the making of any change in the registration statement or prospectus in order to make the statements therein not misleading.

5.  CMFS Independent Contract. CMFS shall be an independent contractor. CMFS is
    -------------------------
    responsible for its own conduct and the employment, control and conduct of its agents and employees for injury to such agents or employees or to others through its agent or employees. CMFS assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder. All persons selling Policies shall be duly licensed as insurance producers pursuant to applicable state laws, and C.M. Life shall have responsibility for arranging for such licensing. CMFS and C.M. Life may jointly enter into sales agreements with other independent broker-dealers for the sale of Policies. Notwithstanding the above, C.M. Life expressly reserves to itself the ultimate responsibility and authority for direction and control of the underwriting services provided hereunder; including the ultimate right to appoint and discharge agents selling Policies, and ultimate control over, and responsibility for, marketing the Policies.

6.  Expenses Paid by C.M. Life. While CMFS continues to act as agent of C.M.
    --------------------------
    Life to obtain subscriptions for and to sell Policies, and provided CMFS received no commission for the sales of the Policies, C.M. Life shall pay the following:

    (a) all expenses of printing and distributing any prospectus for use in offering the Policies for sale, and all other copies of any such prospectus used by CMFS, and

    (b) all other expenses of advertising and of preparing, printing and distributing all other literature or material for use in connection with offering the Policies for sale.

7.  Interests in and of CMFS. It is understood that any of the policyholders,
    ------------------------
    directors, officers, employees and agents of C.M. Life may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, CMFS, any affiliated person of CMFS, any organization in which CMFS may have an interest or any organization which may have an interest in CMFS; that CMFS, any such affiliated person or any such organization may have an interest in C.M. Life; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided in the Charter, Articles of Incorporation, or by-laws of C.M. Life and CMFS, respectively, or by specific provision of applicable law.

8.  Compensation for Sales of Policies and Appointment of C.M. Life as Agent of
    ---------------------------------------------------------------------------
    CMFS.
    ----

    (a) For sales of the Policies by associated persons of CMFS and the continuing obligations of CMFS set forth herein, C.M. Life shall pay to full time Life insurance agents of C.M. Life who are also associated persons of CMFS on behalf of CMFS the commissions set forth in Schedule A to this Agreement, as such Schedule may be amended from time-to-time. For Policies sold under agreements that CMFS and C.M. Life enter into with other broker-dealers, C.M. Life shall pay on behalf of CMFS, the commissions set forth in Schedule B to this Agreement, as such Schedule may be amended from time-to-time.

    (b) C.M. Life agrees to maintain all required books of account and related financial records on behalf of CMFS. All such books and records shall be maintained and preserved pursuant to Rules 17a-3 and 17a-4 under the Securities Exchange Act (or the corresponding provisions of any future federal securities laws or regulations). In addition, C.M. Life agrees to maintain records of all sales commissions paid to the associated persons of CMFS and any other broker-dealers pursuant to paragraph (a) above for the sale of the Policies. All such books and records shall be owned by and under the control of C.M. Life. C.M. Life also agrees to send to CMFS's customers all required confirmations of customer transactions, and on behalf of CMFS to pay all sales commissions due and payable to full time Life insurance agents of C.M. Life who are also associated persons of CMFS and/or to other broker-dealers duly authorized by CMFS to sell the Policies.

9.  Indemnification
    ---------------

    (a) C.M. Life agrees to indemnify and hold harmless CMFS and each director or officer thereof and each person, if any, who is associated with CMFS within the meaning of the Securities Exchange Act of 1934 against any and all loss, liability, claims, damage, and expenses whatsoever (including any and all expenses reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue registration statement, or sales material relating to the Policies prepared by C.M. Life or supplied to CMFS by C.M. Life or in any application ("application") filed in any state in order to qualify the same for sale or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) CMFS agrees to indemnify and hold harmless C.M. Life and each director or officer thereof, and each person, if any who controls C.M. Life within the meaning of the Securities Act of 1933, its agents, subsidiaries and employees, against any and all loss, liability, claims, damages, and expense whatsoever (including but not limited to any and all expenses reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue statement or representation made (except as such statements may be made in reliance on the prospectus, registration statement and sales material supplied by C.M. Life), the failure to deliver a currently effective prospectus (provided that CMFS shall be entitled to rely on representations by C.M. Life as to which prospectus is currently effective at any point in time and CMFS shall not be liable for delivering a prospectus that is not currently effective at the time of delivery thereof due to a misrepresentation of the currency thereof by C.M. Life or other failure by C.M. Life to notify CMFS that such prospectus was no longer effective) or the use of any unauthorized sales literature by CMFS (or its employees), in connection with the sale of the Policies.

    (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any such litigation or claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party otherwise than under this Section. In case any such litigation or claim is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation.

10. Liability. Each party shall be liable for its own misconduct and negligence
    ---------
    hereunder.

11. Effective Date and Termination. This Agreement shall become effective as of
    ------------------------------
    August 1, 1995 and shall supersede any prior Principal Underwriting Agreement which may exist between the parties, and:

    (a) shall continue in force from year-to-year, subject to prior termination as provided herein;

    (b) may at any time be terminated on sixty days' written notice to CMFS by C.M. Life;

    (c) may any time be terminated by C.M. Life if CMFS fails to perform in a satisfactory manner;

    (d) may be terminated by CMFS on sixty days' written notice to C.M. Life.

    Termination of this agreement pursuant to this section shall be without payment of any penalty. In the event of termination for any reason, C.M. Life shall retain all records relating hereto, free from any claim or retention rights by CMFS.

12. Confidentiality. CMFS agrees not to disclose or use any records or
    ---------------
    information obtained hereunder in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only if C.M. Life has authorized such disclosure, or if such disclosure is expressly required by applicable state of federal regulatory authorities.

13. Amendment. This Agreement may be amended only by mutual consent of the
    ---------
    parties by an instrument in writing.

14. Applicable Law and Liabilities. This Agreement is executed and delivered in
    ------------------------------
    the State of Connecticut and shall be governed by and construed in accordance with the laws of Connecticut.

       This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act. To the extent that any provisions herein contained conflict with any applicable provisions of law, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

C.M. Life Insurance Company

By:         /s/Ann F. Lomeli
   ---------------------------------

Title: Corporate Secretary and Counsel
      ---------------------------------

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Connecticut Mutual Financial Services, LLC

By:        /s/ Emily M. Bruno
   ----------------------------------

Title:   Financial and Operations Principal
         ----------------------------------

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                                     BYLAWS

                           C.M. LIFE INSURANCE COMPANY

                                    Article I

                             Shareholders' Meetings

Section 1. Annual Meeting. The annual meeting of the shareholders for the
           --------------
election of Directors and the transaction of such other business as may properly come before it shall be held at the principal office of the Corporation in the City of Hartford, State of Connecticut, or at such place within or without the State of Connecticut as shall be set forth in the notice of the meeting. The meeting shall be held on a day during the first quarter of each calendar year as shall be specified by a vote of the Board of Directors and at such hour as shall be specified in the notice thereof. The Secretary shall give personally or by mail, not less than ten nor more than 50 days before the date of the meeting to each shareholder entitled to vote at such meeting, written notice stating the place, date, and hour of the meeting. If mailed, the notice shall be addressed to the shareholder at the address as it appears on the record of shareholders of the Corporation unless there shall have been filed with the Secretary a written request that notices be mailed to a different address, in which case it shall be mailed to a different address designated in the request. Any notice of meetings may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting.

Section 2. Special Meeting. Special meetings of shareholders may be called for
           ---------------
any purpose at any time by a majority of the Directors, the President, or the Secretary and must be called by the President or Secretary upon written request of the holders of the outstanding shares entitled to vote at such special meeting. Written notice of such meetings stating the place within or without the State of Connecticut, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given not less than one nor more than 50 days before the date set for the meeting. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.

Section 3. Quorum. The presence, in person or by proxy, of the holders of 30% of
           ------
the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 4. Record Date. The Directors may fix in advance a date not less than
           -----------
ten nor more than 70 days, prior to the date of any meeting of the shareholders or prior to the last day on which the consent or dissent of or action by the shareholders may be effectively expressed for any purpose without a meeting, as the record date for the determination of shareholders.

Section 5. Voting. A shareholder entitled to vote at a meeting may vote at such
           ------
meeting in person or by proxy. Except as otherwise provided by law, all shareholders, shall be entitled to one vote for each share standing in their name on the record of shareholders. Except as herein provided, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Section 6. Proxies. Every proxy must be dated and signed by the shareholder or
           -------
by an attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it.

Section 7. Consents. Whenever by a provision of statute or of the Charter or by
           --------
these bylaws the vote of shareholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action's being taken.

                                  ARTICLE II

                                   Directors

Section 1. Number and Qualifications. The entire Board of Directors shall
           -------------------------
consist of not less than three nor more than nine persons all of whom shall be of full age. The number of Directors may be changed by an amendment to the Bylaws, adopted by the shareholders.

Section 2. Manner of Election. Except for the initial Directors who shall be
           ------------------
elected by the Incorporator, the Directors shall be elected at the annual meeting of shareholders by a plurality vote except as otherwise prescribed by statute.

Section 3. Duties and Powers. The Board of Directors shall have control and
           -----------------
management of the affairs and business of the Corporation. The Directors shall in all cases act as a board regularly convened, and, in the transaction of business the act of a majority present at a meeting except as otherwise provided by law or the Charter shall be the act of the board, provided a quorum is present. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with law or these Bylaws.

Section 4. Policies and Contracts. The Board of Directors may provide the terms
           ----------------------
and conditions upon which policies and other contracts shall be issued by the corporation including fixing the amount of any rates of interest payable on funds held by the Corporation, but it may delegate such authority to whatever officers it designates. The Board of Directors shall fix the amount of any dividends on any policies or other contracts issued by the Corporation.

Section 6. Meetings. The Board of Directors shall meet for the election or
           --------
appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board shall be held at such times as the Board may from time to time determine.

Special meetings of the Board of Directors may be called by the President for any purpose at any time; and he must, upon the written request of any two Directors, call a special meeting to be held not more than seven days after the receipt of such request.

Section 7. Notice of Meetings. No notice need be given of any regular meeting of
           ------------------
the board. Notice of special meetings shall be served upon each Director in person or by mail addressed to him at his last known post office address, at least four hours prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted thereat. At any meeting at which all of the Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Section 8. Place of Meeting. The Board of Directors shall hold its meeting at
           ----------------
the principal office of the corporation or at such place within or without the State of Connecticut, as may be designated in the notice of any such meeting.

Section 9. Quorum. At any meeting of the Board of Directors, the presence of a
           ------
majority of the Board shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a lesser number may adjourn the meeting to some further time, not more than seven days later.

Section 10. Voting. At all meetings of the Board of Directors, each Director
            ------
shall have one vote.

Section 11. Compensation. Each Director shall be entitled to receive for
            ------------
attendance at each meeting of the Board or of any duly constituted committee thereof which he attends such fee as is fixed by the Board.

Section 12. Vacancies. Any vacancy occurring in the board of directors by death,
            ---------
resignation, or otherwise shall be filled by a majority vote of the remaining Directors even if less than a quorum, at a regular meeting or at a special meeting which shall be called for that purpose within 60 days after the occurrence of the vacancy. The Director thus chosen shall hold office for the unexpired term of his predecessor and the election and qualification of his successor.

Section 13. Removal of Directors. Any Director may be removed either with or
            --------------------
without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who were entitled to vote for the election of the Director sought to be removed, at any special meeting of shareholders called for that purpose, or at the annual meeting of shareholders.

Section 14. Resignation. Any Director may resign his office at any time, such
            -----------
resignation to be made in writing and to take effect immediately without acceptance.

Section 15. Conflicts of Interest. No contract or other transaction between the
            ---------------------
corporation and any other corporation and no other act of the corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the Directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers, of such other corporation. Any Director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation. Any Director of the corporation individually, or any firm or association of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and in any case described in this paragraph, any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction.

Section 16. Consents. Whenever by a provision of statute or of the Charter or by
            --------
these bylaws the vote of Directors is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of Directors may be dispensed with, if all the Directors who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action's being taken.

                                  Article III

                                   Officers

Section 1. Officers and Qualifications. The officers of the corporation shall be
           ---------------------------
a President, Vice President, Secretary, a Treasurer, and such other officers as the Board of Directors or the President may determine. Any two offices, except the offices of President and Secretary, may be held by the same person. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors, if such officer was appointed by the Directors. Any vacancy occurring in any other office may be filled by the President.

Section 2. Term of Office. All officers shall hold office until their successors
           --------------
have been duly elected and have qualified, or until removed as hereinafter provided.

Section 3. Removal of Officers. Any officer appointed by the Directors may be
           -------------------
removed either with or without cause by the vote of a majority of the Board of Directors. Any officer appointed by the President may be removed either with or without cause by the President.

Section 4. Duties of officers. The duties and powers of the officers of the
           ------------------
corporation designated below shall be as follows and as shall hereafter be set by resolution of the Board of Directors:

                                   President

The President shall:

A. preside at all meeting of the Board of Directors. He shall also preside at all meetings of the shareholders;

B. present at each annual meeting of the shareholders and Directors a report of the condition of the business of the corporation;

C. cause to be called regular and special meetings of the shareholders and Directors;

D. appoint, discharge, and fix the compensation of all employees and agents of the corporation other than officers duly elected by the Board of Directors;

E. sign and execute all contracts including insurance policies and annuity contracts in the name of the corporation, and all notes, drafts, or other orders for the payment of money, and may designate such persons to do so on behalf of the corporation as he may determine subject to whatever limitations the Board of Directors may choose to impose;

F.         sign all certificates representing shares;

G. cause all books, reports, statements, and certificates to be properly kept and filed as required by law; and

H. enforce these bylaws and perform all the duties incident in his office and which are required by law, and, generally, he shall supervise and control the business and affairs of the corporation.

                                Vice President

During the absence, incapacity or at the request of the President, the Vice President in order of seniority of election shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of the President and shall perform such other duties and functions as the Board of Directors or the President prescribe.

                                   Secretary

The Secretary shall:

A. Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books;

B.         Cause to be called regular and special meetings of the shareholders;

C. Attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the shareholders of the corporation;

D. be custodian of the records and seal of the corporation and shall affix the seal to corporate papers when required;

E. keep at the principal office of the corporation a book or record containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. He shall keep such book or record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the corporation and their resident addresses;

F. sign all certificates representing shares and affix the corporate seal thereof;

G.         sign all insurance policies and contracts;

H. attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him; and

I. perform all duties incident to the officer of Secretary of the corporation.

                                   Treasurer

The Treasurer shall:

A. have charge and custody of and be responsible for all funds and securities of the corporation;

B. keep full and accurate accounts of assets, liabilities, receipts and disbursements and other transactions of the corporation in books belonging to the corporation, and shall cause regular audits of such books to be made;

C. deposit all moneys and other valuable effects in the name of and to the credit of the corporation in such banks or other depositories;

D.         disburse funds and take necessary and proper vouchers;

E. render to the President and to the Directors at the meetings of the Board of Directors or whenever they may require it, a statement of all his transactions and an account of the financial condition of the corporation;

F. be responsible for compliance with all Federal and State requirements having to do with matters of a fiscal or financial nature; and

G. perform all duties incident to the office of Treasurer of the corporation.

Section 5. Other Officers. Other officers shall perform such duties and have
           --------------
such powers as may be assigned to them by the Board of Directors or the President.

Section 6. Vacancies. All vacancies in the office of President, Vice President,
           ---------
Secretary or Treasurer may be filled by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose. Vacancies in other offices may be filled by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose, or by the President.

Section 7. Compensation of Officers. The officers elected by the Board of
           ------------------------
Directors shall receive such salary or compensation as may be fixed by the Board of Directors. Other officers shall receive such salary or compensation as may be fixed by the President.

                                  Article IV

                                     Seal

Section 1. Seal.  The seal of the corporation shall be as follows:
           ----
                                   Article V

                                    Shares

Section 1. Certificates. The shares of the corporation shall be represented by
           ------------
certificates prepared by the Board of Directors and signed by the President, and the Secretary, and sealed with the seal of the corporation or a facsimile. The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person to whom the shares represented by each such certificate are issued; the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number of shares represented thereby, the date of issue, and that they are with par value.

Section 2. Subscriptions. Subscriptions to the share shall be paid at such times
           -------------
and in such installments as the Board of Directors may determine.

Section 3. Transfer of Shares. The shares of the corporation shall be assignable
           ------------------
and transferable only on the books and records of the corporation by the registered owner, or a duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

Section 4. Return Certificates. All certificates for shares changed or returned
           -------------------
to the corporation for transfer shall be marked by the Secretary "canceled," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

                                  Article VI

                                   Dividends

Section 1. Declaration of Common Stock Dividends. The Board of Directors at any
           -------------------------------------
regular or special meeting may declare dividends payable out of the surplus of the corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends on common stock may be paid in cash, property, or shares of the corporation.

Section 2. Declaration of Participating Policy Dividends. Annually the Board of
           ---------------------------------------------
Directors at any regular or special meeting may declare payable a dividend representing a share in the divisible surplus to each person or corporation owning a participating policy entitled thereto, which dividend may exceed the total premium paid for a year on a particular policy or contract, provided, however, in no event shall the directors be required to pay or credit a dividend until there has been payment of the full premium for the second year.

                                  Article VII

                              Bills, Notes, Etc.

Section 1. Execution. All bills payable, notes, checks, drafts, warrants, or
           ---------
other negotiable instruments of the corporation shall be made in the name of the corporation or a nominee and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct.

Except as herein expressly prescribed and provided, no officer or agent of the corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the corporation or any nominee thereof.

Section 2. Premium Payments. The corporation may, when authorized by the
           ----------------
resolution of the board, accept promissory notes or other obligations for the payment of premiums.

                                 Article VIII

                          Principal and Other Offices

The principal office of the corporation shall be located in the City of Hartford, County of Hartford, State of Connecticut. The Board of Directors may change the location of the principal office of the corporation and may, from time to time, designate other offices within or without the State as the business of the corporation may require.

                                  Article IX

                                  Amendments

Manner of amending. These bylaws may be altered, amended, repealed, or added to
------------------
by the affirmative vote of a majority of the shareholders entitled to vote in the election of any Director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting at his last known post office address at least one day before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such bylaws. Only such changes shall be made as have been specified in the notice. The bylaws may also be altered, amended, repealed, or new bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board. However, any bylaws adopted by the Board may be altered, amended, or repealed by the shareholders.

                                   Article X

                               Waiver of Notice

Authority to Waive Notice. Whenever under the provisions of these bylaws or of
-------------------------
any statute any shareholder or Director is entitled to notice of any regular or special meeting or of any action to be taken by the corporation, such meeting may be held or such action may be taken without the giving or such notice, provided every shareholder or Director entitled to such notice in writing waives the requirements of these bylaws in respect thereto.

                        Substitute House Bill No. 5252

                            SPECIAL ACTION NO. 80-4

      AN ACT CONCERNING INCORPORATION OF THE C.M. LIFE INSURANCE COMPANY

Be it enacted by the Senate and House of Representatives in General Assembly convened:

Section 1. C.M. Life Insurance Company is created a body politic and corporate and under that name shall have all the powers granted by the general statutes, as now enacted or hereafter amended, to corporations formed under the Stock Corporation Act. Connecticut Mutual Life Insurance Company of Hartford shall be the sole incorporator.

Section 2. The corporation shall have the power to write life insurance, endowments, annuities, accident, disability and health insurance and any and all other forms of insurance which any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business may now or hereafter lawfully do; to write policies and contracts on an individual or group basis, providing for benefits on either a fixed or variable basis; to accept and to cede reinsurance; to issue policies and contracts for any kind or combination of kinds of insurance herein authorized; to issue policies or contracts either with or without participation in profits, earnings or surplus; to acquire and hold any or all of the shares or other securities of any insurance corporation or any other kind of corporation; to invest in and to establish or manage, one or more investment companies; and to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act. The corporation may exercise such powers outside of Connecticut to the extent permitted by the laws of the particular jurisdiction.

Section 3. The capital with which the corporation shall commence business shall be an amount not less than one thousand dollars. The authorized capital shall be ten million dollars divided into fifty thousand shares of common capital stock with a par value of two hundred dollars each.

Section 4. The incorporator named in section 1 of this act shall form the corporation in the manner provided for specially chartered corporations in the Stock Corporation Act.

Section 5. The corporation shall obtain a license from the insurance commissioner prior to the commencement of business and shall be subject to all the general statutes applicable to insurance companies.

Section 6. Notwithstanding the provisions of Section 33-391 of the general statutes, the corporate charter granted by this act shall be void unless said corporation is organized and licensed on or before January 1, 1982.

                           Approved                               April 25, 1980
                                   ---------------------------------------------

                              Senate Bill No. 696

                             SPECIAL ACT NO. 81-2

AN ACT EXTENDING THE TIME FOR ORGANIZATION OF THE C.M. LIFE INSURANCE COMPANY.

    Be it enacted by the State and House of Representatives in General Assembly convened:

    Section 6 of special act 80-4 is amended to read as follows:

    Section 6. Notwithstanding the provisions of section 33-391 of the general statutes, the corporate charter granted by this act shall be void unless said corporation is organized and licensed on or before January 1, [1982] 1984.

                           Approved                               April 22, 1981
                                   ---------------------------------------------

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